Exhibit 99.1

Masimo Reports Fourth Quarter 2007 and Full Year 2007 Financial Results

Record results mark 18th consecutive quarter of revenue growth

2007 Highlights:

*	Product revenues increased 29% to a record $199.7 million

*	Masimo SET pulse oximeter units increase 20% to 116,300 units

Irvine, California, February 26, 2008—Masimo Corporation (NASDAQ: MASI), the inventor of Pulse CO-Oximetry and Measure-Through Motion & Low Perfusion pulse oximetry, today announced its financial results for both the quarter and year ended December 29, 2007.

For the fiscal fourth quarter, Masimo reported product revenues of $55.2 million representing a 29% increase over $42.9 million for the fourth quarter of 2006. Including royalty revenues, Masimo reported total fourth quarter revenues of $69.3 million compared to $61.6 million for the fourth quarter of 2006. Net income for the quarter was $12.1 million representing $0.20 earnings per common share, including $0.02 per common share relating to a year-to-date tax benefit recorded in the fourth quarter. Masimo also reported that it shipped 29,400 Masimo SET and Masimo Rainbow SET oximetry units, excluding handheld units, during the fourth quarter of 2007, up 10% from 26,700 in the comparable prior year period, resulting in a new estimated worldwide installed base of 470,000 Masimo SET pulse oximeters.

For the year ended December 29, 2007, Masimo’s product revenues were $199.7 million, up 29% from $155.1 million in 2006. Including royalty revenues, Masimo’s total revenues were $256.3 million for the year ended December 29, 2007, up from $224.3 million in 2006. In the year ended December 29, 2007, Masimo shipped 116,300 Masimo SET and Masimo Rainbow SET pulse oximeter units, excluding handheld pulse oximeters, compared to 96,600 in 2006, representing a 20% increase in new pulse oximeter and Pulse CO-Oximeter shipments.

Net income for the year ended December 29, 2007, was $42.3 million compared to $181.8 million in 2006, which included $262.6 million in net patent litigation settlement proceeds and various one-time stock option based bonus payments related to a January 2006 patent litigation settlement. For the year ended December 29, 2007, Masimo’s reported net income attributable to common stockholders was $23.1 million, or $0.60 per common share, as compared to $3.04 per common share for the year ended December 31, 2006.

Cash, cash equivalents and short-term investments rose to $96.7 million at December 29, 2007 up from $88.6 million at September 29, 2007 and from $55.4 million at December 31, 2006.

Financial Guidance

For the full year 2008, Masimo expects total revenues to be approximately $292 million and total product revenues to be approximately $246 million. Masimo also expects full year 2008 earnings per common share to be approximately $0.52 per share. Included in the $0.52 per common share projection is approximately $11.0 million in expected 2008 non cash stock based compensation charges, up from $3.9 million in 2007. Stock based compensation charges are expected to increase due principally to the increase in the market price of our common stock and to due to the increase in the number of options granted consistent with the increase in our total employee headcount. The projections and guidance set forth above are estimates only and actual performance could differ.

Conference Call

Masimo will hold a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss the results. The dial-in numbers are (800) 295-4740 for domestic callers and (617) 614-3925 for international callers. The reservation number for both dial-in numbers is 39491099. A live web cast of the conference call will be available online from the “investor relations” page of the Company’s corporate web site at www.masimo.com.

After the live web cast, the call will remain available on Masimo’s web site through March 26, 2008. In addition, a telephonic replay of the call will be available until March 10, 2008. The replay dial-in numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use reservation code 89834871.

The financial results included in this release are unaudited. The complete audited financial statements of the company for the year ended December 29, 2007 will be included in the Masimo Annual Report on Form 10-K, to be filed with the SEC early next month.

About Masimo

Masimo (NASDAQ: MASI) develops innovative monitoring technologies that significantly improve patient care—helping solve “unsolvable” problems. In 1995, the Company debuted Measure-Through Motion and Low Perfusion pulse oximetry, known as Masimo SET, and with it virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent and objective studies demonstrate Masimo SET provides the most trustworthy SpO2 and pulse rate measurements even under the most difficult clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced Masimo Rainbow SET, a breakthrough noninvasive blood constituent monitoring platform that can measure many blood constituents that previously required invasive procedures. Rainbow SET continuously and noninvasively measures total hemoglobin (SpHb™), pending regulatory approval, carboxyhemoglobin (SpCO™) and methemoglobin (SpMet™), pleth variability index (PVI™), in addition to oxyhemoglobin (SpO2), perfusion index (PI) and pulse rate, allowing early detection and treatment of potentially life-threatening conditions. Founded in 1989, Masimo has the mission of “Improving Patient Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications.” Additional information about Masimo and its products may be found at www.masimo.com

Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about: our plans, objectives and prospects regarding, among other things, our financial condition, results of operations, prospects and business generally; the market acceptance of our technologies and products; the value of measuring new parameters; expectations regarding our ability to design and deliver innovative new noninvasive technologies, such as the recently introduced total hemoglobin measurement, and our assumption of total hemoglobin’s timely regulatory clearing by appropriate regulatory bodies, if ever and our assumption to expand into additional areas of vital signs monitoring and measurements; and expectations for total revenues, product revenues, GAAP earnings per share, non-GAAP earnings per share and stock based compensation expenses for the full fiscal year 2008. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our reliance on Masimo SET and related products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; the failure to continue developing innovative products and technologies; the introduction of competing products; the lack of acceptance of any new products and technologies, including the recently announced total hemoglobin measurement and including whether regulatory clearances will be obtained, the loss of our customers; increases in prices for raw materials or the loss of key supplier contracts; the failure to retain and recruit senior management and manage expected growth; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; and other factors discussed in the “Risk

Factors” section of our quarterly report on Form 10-Q for the quarter ended September 29, 2007, filed with the Securities and Exchange Commission on November 1, 2007. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements or the risk factors contained in our quarterly report on Form 10-Q for the quarter ended September 29, 2007, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

# # #

Masimo Corporation

Investor Contact:

Mark P. de Raad

Executive Vice President and Chief Financial Officer

Masimo Corporation

(949) 297-7080

mderaad@masimo.com

Media Contact:

Dana Banks

Manager, Public Relations

Masimo Corporation

949-297-7348

dbanks@masimo.com

Masimo, SET, Signal Extraction Technology, Improving Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications, Rainbow, SpHb, SpCO, SpMet, PVI and Pulse CO-Oximeter are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2006	December 29, 2007
ASSETS
Current assets
Cash and cash equivalents	$55,382	$96,733
Accounts receivable, net of allowance for doubtful accounts	22,350	26,970
Royalties receivable	1,289	13,866
Inventories	17,135	23,110
Prepaid expenses	2,021	3,837
Prepaid income taxes	—	3,247
Deferred tax assets	18,116	14,334
Other current assets	1,022	1,543

Total current assets	117,315	183,640
Deferred cost of goods sold	21,899	26,249
Property and equipment, net	10,290	11,164
Deferred tax assets	3,163	5,332
Restricted cash	507	513
Intangible assets, net	4,592	5,589
Goodwill	448	448
Other assets	859	2,576

Total assets	$159,073	$235,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,142	$14,640
Accrued compensation	12,207	12,409
Accrued liabilities	4,655	6,211
Dividends payable	37,533	183
Income taxes payable	1,245	—
Deferred revenue	13,880	16,827
Current portion of long-term debt	7,528	11,539

Total current liabilities	87,190	61,809
Deferred revenue	490	366
Long-term debt, less current portion	13,514	19,502
Other liabilities	918	3,768

Total liabilities	102,112	85,445
Commitments and contingencies	—	—
Stockholders’ equity
Convertible preferred stock	88,328	—
Common stock	17	55
Treasury stock	(628)	(1,209)
Additional paid-in capital	—	143,297
Accumulated other comprehensive loss	(317)	(1,034)
Retained earnings (deficit)	(30,439)	8,957

Total stockholders’ equity	56,961	150,066

Total liabilities and stockholders’ equity	$159,073	$235,511

MASIMO CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2006	December 29, 2007	December 31, 2006	December 29, 2007
Revenue:
Product	$42,852	$55,171	$155,131	$199,684
Royalty and license fee	18,760	14,105	69,207	56,602

Total revenue	61,612	69,276	224,338	256,286
Cost of goods sold	15,842	19,976	61,640	73,606

Gross profit	45,770	49,300	162,698	182,680
Operating expenses:
Research and development	5,608	5,505	24,875	22,960
Selling, general and administrative	21,922	26,659	91,384	91,234
Patent litigation proceeds	(4)	—	(262,605)	—
Antitrust litigation	6	555	109	1,537

Total operating expenses	27,532	32,719	(146,237)	115,731

Operating income	18,238	16,581	308,935	66,949
Non-operating income (expense):
Interest income	805	1,091	6,741	2,361
Interest expense	(411)	(644)	(1,824)	(2,475)
Other	230	517	551	1,287

Total non-operating income	624	964	5,468	1,173

Income before provision for income taxes	18,862	17,545	314,403	68,122
Provision for income taxes	7,952	5,490	132,577	25,867

Net income	10,910	12,055	181,826	42,255
Preferred stock dividend	(19,215)	—	(77,785)	—
Accretion of preferred stock	(1,956)	—	(7,985)	(4,837)
Undistributed income attributable to preferred stockholders	—	—	(34,275)	(14,339)

Net income (loss) attributable to common stockholders	$(10,261)	$12,055	$61,781	$23,079

Net income (loss) per common share:
Basic	$(0.62)	$0.22	$3.79	$0.71

Diluted	$(0.62)	$0.20	$3.04	$0.60

The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statement of operations above (in thousands):
	Three Months Ended		Year Ended
	December 31, 2006	December 29, 2007	December 31, 2006	December 29, 2007
Cost of goods sold	$364	$130	$2,379	$264
Research and development	887	204	9,378	670
Selling, general and administrative	1,612	966	23,313	2,958

MASIMO CORPORATION

Reconciliation of GAAP to Non-GAAP Diluted Earnings per Share

(unaudited)

We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, or U.S. GAAP. In an effort to provide investors with additional information regarding our results of operations and to provide a meaningful period-over-period comparison of our financial performance, we use non-GAAP financial measures as defined by the Securities and Exchange Commission. The differences between the U.S. GAAP and non-GAAP financial measures are reconciled below.

The following tables provide a comparison of our diluted earnings per share calculated under Emerging Issues Task Force Issue No. 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128”, or EITF 03-6, and Financial Accounting Standards Board No. 128 “Earnings per Share”, or FASB 128, in accordance with GAAP and the non-GAAP if converted method based upon FASB 128. The non-GAAP if converted method assumes conversion of all shares of the Company’s preferred stock into common stock as of December 31, 2005.

Upon the closing of our initial public offering on August 13, 2007, all outstanding shares of our prior Series A through Series G convertible preferred stock were converted into an aggregate of 34,612,503 shares of common stock. Therefore, effective August 13, 2007, we transitioned from computing diluted earnings per share from the two class method in accordance with EITF 03-6 to the if converted method in accordance with FASB 128. Net income for the year ended December 29, 2007 was allocated between the periods during which two classes of equity securities were outstanding and during which a single class of equity securities was outstanding based on the respective number of days. For the year ended December 29, 2007, two classes of equity securities were outstanding for 224 days and a single class of equity securities was outstanding for 139 days, or 61.7% and 38.3% of the total days in the twelve month reporting period, respectively. For the three months ended December 29, 2007, a single class of equity securities was outstanding for the entire period.

We believe that the following non-GAAP diluted earnings per share information is relevant and useful information that can be used by analysts, investors and other interested parties to assess our performance on a comparable basis to future reported diluted earnings per share. Accordingly, we are disclosing this information to permit additional analysis of our performance (in thousands, except share data):

	Three Months Ended		Year Ended
	December 31, 2006	December 29, 2007	December 31, 2006	December 29, 2007
Numerator:
GAAP: Net income (loss) attributable to common stockholders	$(10,261)	$12,055	$61,781	$23,079
Less: Net income (loss) attributable to common stockholders during which two classes of equity securities were outstanding (A)	(10,261)	—	61,781	6,899

Net income attributable to common stockholders during which a single class of equity securities was outstanding (B)	$—	$12,055	$—	$16,180

GAAP: Net income (loss) attributable to common stockholders (2)	$(10,261)	$12,055	$61,781	$23,079
Preferred stock dividend (2)	19,215	—	77,785	—
Accretion of preferred stock	1,956	—	7,985	4,837
Undistributed income attributable to preferred stockholders	—	—	34,275	14,339

Non-GAAP: Net income attributable to common stockholders (C)	$10,910	$12,055	$181,826	$42,255

Denominator:
Weighted average number of common shares outstanding under the two class method—Diluted (D)	16,549,901	—	20,302,872	20,732,872

Weighted average number of common shares outstanding under the single class method—Diluted (E)	—	59,985,371	—	59,829,198

Non-GAAP: Weighted average common shares outstanding—Diluted (F)	55,135,822	59,985,371	54,915,375	57,227,507

Earnings (loss) per share—Diluted:
Earnings (loss) per share—Two class (A)/(D) (2)	$(0.62)	$—	$3.04	$0.33
Earnings per share—Single class (B)/(E)	—	0.20	—	0.27

GAAP: Earnings (loss) per share—Diluted	$(0.62)	$0.20	$3.04	$0.60

Non-GAAP: Earnings per share—Diluted (C)/(F) (1)	$0.20	$0.20	$3.31	$0.74

(1)	For the three months ended December 29, 2007, the amount indicated as Non-GAAP: Earnings per share is equal to the GAAP: Earnings per share, and is shown here for comparison purposes only.
(2)	In December 2006, we declared a dividend to preferred stockholders that was more than the net income for the three months ended December 31, 2006. This resulted in a net loss attributable to common stockholders during the three months ended December 31, 2006. As a result, for the three months ended December 31, 2006, the earnings (loss) per share reported herein is different from amounts previously reported due to a correction of a prior period calculation.